Exhibit (23)(p)(2)(f)
                           LEE FINANCIAL GROUP INC.
                        FIRST PACIFIC SECURITIES, INC.

                             CODE OF ETHICS

                             ATTACHMENT A
                        Effective:  July 27, 2000
                        Amended:  October 20, 2004


List of Access Persons
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Wealth Manager


List of Investment Personnel
Andrea Chan - Wealth Manager
Louis D'Avanzo - Vice President, Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Jean Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Barry Magaoay - Senior Wealth Manager
Charlotte Meyer - Director, Vice President, Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Nora Simpson - Vice President, Compliance Officer
Costas Theocharidis - Wealth Manager


Review Officer
Nora  Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Director